UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018 (May 21, 2018)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2018, as previously announced, BioDelivery Sciences International, Inc. (the “Company”) executed agreements relating to the Company’s registered direct offering, issuance and sale (the “Offering”) of an aggregate of 5,000 shares of the Company’s newly designated Series B Non-Voting Convertible Preferred Stock. On May 21, 2018, the Company closed the Offering (the “Closing”), which yielded net proceeds of $48.92 million to the Company.

Also, as a result of and effective as of the Closing, and further to agreements entered into by the Company with Broadfin Healthcare Master Fund, Ltd., a Cayman Islands exempted company, the lead investor in the Offering (“Broadfin”), as described in the Company’s Current Report on Form 8-K, dated May 17, 2018 (the “May 17 8-K”), Todd C. Davis, Peter S. Greenleaf and Kevin Kotler were each appointed to the Company’s board of directors (the “Board”). In addition, and also further to such agreements with Broadfin, as a result of and effective as of the Closing, Thomas W. D’Alonzo, Barry I. Feinberg, Samuel P. Sears, Jr. and Timothy C. Tyson have each resigned and retired from the Board.

Following such changes to the Board, the Board presently consists of seven (7) members, as follows:

Class I Directors (serving until the 2018 Annual Meeting of Stockholders): Todd C. Davis (*) and Peter S. Greenleaf (*), each identified by Broadfin.

Class II Directors (serving until the 2019 Annual Meeting of Stockholders): Mark A. Sirgo (Vice Chairman of the Board), Herm Cukier (Chief Executive Officer of the Company) and Kevin Kotler (the Director of Broadfin) (*).

Class III Directors (serving until the 2020 Annual Meeting of Stockholders): Frank E. O’Donnell, Jr. and W. Mark Watson (*).

Also on May 21, 2018, the Board as reconstituted voted to: (i) appoint Peter S. Greenleaf as Chairman of the Board of the Company and (ii) designate the committees of the Board in light of the additions and departures from the Board, as follows:

Audit Committee: W. Mark Watson (Chairman of the Committee), Todd C. Davis and Peter S. Greenleaf.

Compensation Committee: Todd C. Davis (Chairman of the Committee), Peter S. Greenleaf and Kevin Kotler.

Nominating and Corporate Governance Committee: Kevin Kotler (Chairman of the Committee), W. Mark Watson and Todd C. Davis.

(*)    Independent Director.

Item 8.01. Other Events.

As a result of the Closing, the amendment to the Company’s term loan agreement with CRG Servicing LLC, as administrative agent for the lenders named therein, as described in the May 17 8-K, became effective.

On May 22, 2018, the Company issued a press release announcing the appointment of Mr. Greenleaf as Chairman of the Board and the composition of the new Board committees. This press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release, dated May 22, 2018, regarding the appointment of Peter S. Greenleaf as Chairman of the Board and the composition of the new Board committees.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, the press releases included herein, and any statements of representatives and partners of the Company related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the Offering and the changes to the Board effected thereby) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2018	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Ernest R. De Paolantonio
	Name:	Ernest R. De Paolantonio
	Title:	Chief Financial Officer, Secretary and Treasurer

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